UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020

CRAFT BREW ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

929 North Russell Street

Portland, OR 97227-1733

(Address of principal executive offices, including zip code)

(503) 331-7270

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.005 par value	BREW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 10, 2020, Craft Brew Alliance, Inc., a Washington corporation (“Seller”), Kona Brewery LLC, a Hawaii limited liability company (the “Company”), and PV Brewing Partners, LLC, a Delaware limited liability company (“Buyer”, and together with Seller and the Company, the “Parties”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, Buyer agreed to purchase from Seller 100% of the outstanding membership interests of the Company (the “Equity Interests”). The Parties entered into the Purchase Agreement in connection with the previously announced Agreement and Plan of Merger, dated as of November 11, 2019, by and among Seller, Anheuser-Busch Companies, LLC, a Delaware limited liability company (“ABC”), and Barrel Subsidiary, Inc., a Washington corporation and wholly owned subsidiary of ABC (“Merger Sub”), providing for the merger of Merger Sub with and into Seller, with Seller surviving as a wholly owned subsidiary of ABC (the “ABC Merger”).

Subject to the terms and conditions set forth in the Purchase Agreement, at the closing (the “Kona Closing”) of the transactions contemplated by the Purchase Agreement (the “Kona Transaction”), Seller has agreed to sell to Buyer the Equity Interests for an aggregate purchase price of $16 million in cash, of which $5 million will be payable at the Kona Closing and the remaining $11 million to be paid by Buyer upon Seller’s achievement of certain construction and production milestones with respect to the New Brewery (as defined in the Purchase Agreement), with an option for Buyer to defer up to $6 million of such payment for a year following the Kona Closing, subject to the terms and conditions set forth in the Purchase Agreement. Any deferred amounts will be subject to interest. Buyer expects to fund the purchase price with a combination of debt and equity financing.

In connection with the Purchase Agreement, following the Kona Closing, Seller, or an affiliate of Seller, will enter into certain ancillary agreements with Buyer or the Company, including (a) a transition services agreement under which Buyer will receive certain transitional services, (b) an intellectual property license agreement providing for certain licensing arrangements regarding certain Company-related intellectual property related to the “Kona” brand, (c) a brewing and packaging agreement under which Seller and certain of its affiliates will brew, bottle and package certain Company-branded beer products for Buyer on a transitional basis and (d) a distribution agreement under which Anheuser-Busch Sales of Hawaii, Inc., a Delaware corporation and an affiliate of ABC, will provide certain sales, promotion and distribution services to Buyer in the State of Hawaii.

The Purchase Agreement contains certain customary representations, warranties and covenants of Seller regarding the Company, including a covenant to operate the Company in the ordinary course of business consistent with past practice. The Purchase Agreement also contains certain customary representations, warranties and covenants of both Seller and Buyer relating to the Kona Transaction. Closing of the Kona Transaction is conditioned upon, and will not occur in the absence of, completion of the ABC Merger. The Kona Closing will take place upon the later of (a) August 3, 2020 or (b) immediately following, or on the business day of, the closing of the ABC Merger or such later date as required by the Department of Justice (the “DOJ”), in each case, following the satisfaction or waiver of all of the closing conditions to the Kona Transaction (other than conditions that by their nature are to be satisfied at the Kona Closing, but subject to the fulfillment or waiver of those conditions at such time). The Purchase Agreement provides for certain termination rights, including the right of either party to terminate the Purchase Agreement if Seller is notified by the DOJ that (i) Buyer is not an acceptable purchaser of the Company, (ii) the Purchase Agreement is not an acceptable manner of divesting the Company (provided, however, in the case of (ii), only after the Parties have reasonably sought to modify the Purchase Agreement to satisfy DOJ staff, consistent with their obligations under the Purchase Agreement) or (iii) a divestiture is not an acceptable remedy in order to obtain regulatory clearance of the ABC Merger.

The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Seller or the Company. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by Seller in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between Seller and Buyer rather than establishing matters as facts. Accordingly, the representations and warranties in the Purchase Agreement should not be relied upon as characterizations of the actual state of facts about Seller or the Company.

Item 7.01. Regulation FD Disclosure.

On June 10, 2020, Seller and ABC issued a joint press release which is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

d)       Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated June 10, 2020, by and among Craft Brew Alliance, Inc., Kona Brewery LLC and PV Brewing Partners, LLC.*

99.1	Joint Press Release, dated June 10, 2020.

*Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

*****

Forward Looking Statements:

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. securities laws. These include statements using the words “believe,” “target,” “outlook,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “intend,” “plan,” “predict,” “potential,” “project,” “intend,” “estimate,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “seek,” “would,” “upside,” “increases,” “goal,” “guidance” and “anticipate,” and similar statements (including where the word “could,” “may,” or “would” is used rather than the word “will”) and the negative of such words and phrases, which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Seller and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Seller, or persons acting on its behalf, and are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the impact on Seller’s business, operations and results of operations arising out of the COVID-19 pandemic; the inherent uncertainty associated with financial or other projections, including depletions and shipments; the effect of out-of-stock issues and lower contract brewing shipments; price increases; gross margin rate improvement; the level and effect of SG&A expense; the effect of the class action settlement; effective tax rate changes; the risk that the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the risk that the conditions to the completion of the ABC merger may not be satisfied; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the transaction; Buyer’s access to financing for the acquisition on a timely basis; the risk related to the diversion of management’s attention from Seller’s ongoing business operations; the risk related to the change of Seller’s business structure and a smaller size of Seller following the closing of the transaction; and the response of business partners and retention as a result of the announcement and pendency of the transaction. Additional risks are described under the heading “Risk Factors” in Seller’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 11, 2020 and any material updates to these factors contained in any of Seller’s subsequent and future filings, including Seller’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the U.S. Securities and Exchange Commission on May 6, 2020. Forward-looking statements speak only as of the date they are made. Except as required by law, Seller has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Date: June 10, 2020	By:	/s/ Andrew J. Thomas
		Name:	Andrew J. Thomas
		Title:	CEO